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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of American Banknote Corporation on Form S-4 of our report dated February 21, 1997, included in the Annual Report on Form 10-K of American Banknote Corporation for the year ended December 31, 1996 as amended on Form 10-K/A, and to use of our report dated February 21, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
January 9, 1998